                               EXHIBIT (8)(b)(3)


          AMENDMENT TO WRL PARTICIPATION AGREEMENT

                              AMENDMENT NO. 17 TO
                         PARTICIPATION AGREEMENT AMONG
                             WRL SERIES FUND, INC.,
                      TRANSAMERICA LIFE INSURANCE COMPANY,
                       AUSA LIFE INSURANCE COMPANY, INC.,
                   PEOPLES BENEFIT LIFE INSURANCE COMPANY AND
                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

     Amendment No. 17 to the Participation Agreement among WRL Series Fund, Inc., (the "Fund"), Transamerica Life Insurance Company ("Transamerica), AUSA Life Insurance Company, Inc. ("AUSA Life"), Peoples Benefit Life Insurance Company ("Peoples") and Transamerica Occidental Life Insurance Company ("TOLIC") dated July 1, 1992, as amended ("Participation Agreement").

     WHEREAS, Transamerica Life Insurance and Annuity Company ("TALIAC"), an affiliate of Transamerica, TOLIC, Peoples and AUSA Life, has registered or will register certain variable annuity contracts and/or variable life insurance policies (both the contracts and policies, collectively, "Policies") under the Securities Act of 1933; and

     WHEREAS, TALIAC has, by resolution of its Board of Directors, established the Transamerica Life Insurance and Annuity Company Separate Account Designated as VA-8, a separate account for purpose of selling variable annuity contracts; AUSA Life has established the AUSA Series Annuity Account, a separate account for purpose of selling variable annuity contracts; and TOLIC has established the Transamerica Occidental Life Separate Account VUL-5, a separate account for purpose of selling variable life insurance policies. Such variable annuity contracts and variable life insurance policies will be funded by the AEGON/Transamerica Series Fund, Inc.; and

     WHEREAS, TALIAC will offer the TransMark Optimum Choice Variable Annuity Contract through the Transamerica Life Insurance and Annuity Company Separate Account Designated as VA-8; AUSA Life will offer the AUSA Premier Variable Annuity Contract through the AUSA Series Annuity Account; AUSA Life will offer the AUSA Financial Elite Builder and AUSA Freedom Wealth Protector through the AUSA Series Life Account; and TOLIC will offer the TransUltra Life Variable Universal Life Insurance Policy through the Transamerica Occidental Life Separate Account VUL-5; and

     WHEREAS, to the extent permitted by applicable insurance law and regulation, TALIAC, AUSA Life and TOLIC intend to purchase shares in one or more of the portfolios of the Fund to fund their respective contract or policy on behalf of each Account, as specified in Schedule A attached to this Amendment, as such Schedule A is amended by this Amendment No. 17, and as Schedule A may be amended from time to time; and

     WHEREAS, the Fund's Board of Directors, at a meeting held on March 26, 2001, approved resolutions for the following changes to go into effective May 1, 2001: a name change for the Fund to AEGON/Transamerica Series Fund, Inc.; the deletion of the "WRL" in front of each portfolio's name; a name change for the WRL VKAM Emerging Growth portfolio to Van Kampen Emerging Growth; and a change in name and sub-adviser for the WRL Goldman Sachs Small Cap portfolio to Munder Net50 to be sub-advised by Munder Capital Management; and

     WHEREAS, PFL's (now Transamerica) Board of Directors approved resolutions to change the Company's name to Transamerica Life Insurance Company effective March 1, 2001; and

     WHEREAS, each of the current parties is desirous of adding TALIAC as a party, subject to the same terms and conditions, of the Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED that TOLIC, through its separate account, Transamerica Occidental Life Separate Account VUL-5; AUSA Life through its separate account, AUSA Series Annuity Account; AUSA Life through its separate account, AUSA Series Life Account; and TALIAC, through its Transamerica Life Insurance and Annuity Company Separate Account Designated as VA-8, will purchase and redeem shares issued by AEGON/Transamerica Series Fund, Inc., subject to the terms and conditions of the Participation Agreement. It is also agreed that Schedule A to the Participation Agreement is hereby amended to add the Transamerica Occidental Life Separate Account VUL-5 as an additional "Account;" to add the AUSA Series Annuity Account as an additional "Account;" and to add the Transamerica Life Insurance and Annuity Company Separate Account Designated as VA-8 as an additional "Account;" to add TransMark Optimum Choice Variable Annuity contract issued by TALIAC; to add AUSA Premier Variable Annuity contract issued by AUSA Life; to add AUSA Financial Elite Builder life insurance policy issued by AUSA Life; to add AUSA Freedom Wealth Protector life insurance policy issued by AUSA Life; and to add TransUltra Life Variable Universal Life policy issued by TOLIC to the list of "Policies," and to add the American Century International Portfolio, the American Century Income & Growth Portfolio, and the Munder Net50 Portfolio to the list of "Portfolios" of the AEGON Transamerica Series Fund, Inc.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2001.

TRANSAMERICA LIFE INSURANCE             AEGON/TRANSAMERICA SERIES
COMPANY                                 FUND, INC.
By its authorized officer               By its authorized officer


By:  /s/ Larry N. Norman                By:  /s/ John K. Carter
   -----------------------------           --------------------------
   Larry N. Norman                         John K. Carter
   Title:  President                       Title:  Vice President, Secretary
                                                   and Counsel

AUSA LIFE INSURANCE                     PEOPLES BENEFIT LIFE
COMPANY, INC.                           INSURANCE COMPANY
By its authorized officer               By its authorized officer


By:  /s/ William L. Busler              By:  /s/ Larry N. Norman
   -----------------------------           --------------------------
   William L. Busler                       Larry N. Norman
   Title: Vice President                   Title: Executive Vice President

TRANSAMERICA OCCIDENTAL  LIFE
INSURANCE COMPANY
By its authorized officer


By:  /s/ Priscilla I. Hechler
   -----------------------------
   Priscilla I. Hechler
   Title: Assistant Vice President and Assistant Secretary

                              AMENDED SCHEDULE A
                             Effective May 1, 2001
                   Account(s), Policy(ies) and Portfolio(s)
                    Subject to the Participation Agreement

Accounts:  Separate Account VA B
           Separate Account VA BNY
           Mutual Fund Account
           Separate Account VA A
           Separate Account VA C
           Separate Account VA D
           Retirement Builder Variable Annuity Account
           AUSA Life Insurance Company, Inc. Separate Account C Peoples Benefit Life Insurance Company Separate Account V Legacy Builder Variable Life Separate Account
           AUSA Series Life Account
           AUSA Series Annuity Account
           Transamerica Occidental Life Separate Account VUL-3 Separate Account VA E
           Separate Account VA F
           Transamerica Occidental Life Separate Account VUL-4 Transamerica Occidental Life Separate Account VUL-5 Transamerica Life Insurance and Annuity Company on behalf of its Separate Account VA-8

Policies:  Transamerica Landmark Variable Annuity
           Transamerica Landmark ML Variable Annuity
           AUSA Landmark Variable Annuity
           The Atlas Portfolio Builder Variable Annuity
           Transamerica EXTRA Variable Annuity
           Transamerica Access Variable Annuity
           Retirement Income Builder II Variable Annuity
           AUSA & Peoples - Advisor's Edge Variable Annuity
           Peoples - Advisor's Edge Select Variable Annuity
           Legacy Builder Plus
           AUSA Financial Freedom Builder
           Transamerica Elite
           Privilege Select Variable Annuity
           Estate Enhancer Variable Life
           TransSurvivor Life Variable Universal Life
           TransMark Optimum Choice Variable Annuity
           TransUltra Life Variable Universal Life
           AUSA Financial Elite Builder
           AUSA Premier Variable Annuity
           AUSA Freedom Wealth Protector

Portfolios:  AEGON/Transamerica Series Fund, Inc.
                 Janus Growth
                 AEGON Bond
                 J.P. Morgan Money Market
                 Janus Global
                 LKCM Strategic Total Return
                 Van Kampen Emerging Growth
                 Alger Aggressive Growth
                 AEGON Balanced
                 Federated Growth & Income
                 C.A.S.E. Growth
                 NWQ Value Equity
                 GE International Equity
                 GE U.S. Equity
                 J.P. Morgan Real Estate Securities
                 T. Rowe Price Dividend Growth
                 T. Rowe Price Small Cap
                 Goldman Sachs Growth
                 Pilgrim Baxter Mid Cap Growth
                 Salomon All Cap
                 Dreyfus Mid Cap
                 Third Avenue Value
                 Dean Asset Allocation
                 Great Companies - America(SM)
                 Great Companies - Technology(SM)
                 Value Line Aggressive Growth
                 Gabelli Global Growth
                 Great Companies - Global/2/
                 LKCM Capital Growth
                 American Century International
                 American Century Income & Growth
                 Munder Net50